Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
THE KRAFT HEINZ COMPANY PROVIDES BUSINESS UPDATE RELATING TO COVID-19 OUTBREAK
Strong Company Response to Help Feed Consumers Around the World
Surging Demand Driving ~3% Expected Q1 Net Sales Growth, ~6% Organic Net Sales Growth
Rescheduling Planned Investor Day from May 2020 to Second-Half 2020
Company Expects to Report First Quarter 2020 Results on April 30, 2020
PITTSBURGH & CHICAGO – April 6, 2020 – As communities around the world struggle to cope with the real-life implications of the Coronavirus (COVID-19) outbreak, The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz”) is providing an update on its response to the pandemic, the rescheduling of its upcoming Investor Day and business impacts to date, ahead of its first quarter 2020 earnings call later this month.
Response to the Outbreak
“Right now, our mission as a company has never been clearer: we have a huge responsibility to keep feeding the world,” said CEO Miguel Patricio. “Each leader on our team is focused on making the Company and our global business as flexible and agile as possible to meet demand forecasts that are changing daily – and sometimes, hour by hour. We are inspired by our employees on the front lines – in our manufacturing plants and distribution centers, which all remain operational, and our in-store sales teams – who are working tirelessly each day to meet the demand and make sure consumers have the food and nourishment they need during these uncertain times.”
As announced on March 20, Kraft Heinz is donating $12 million globally to ensure people across the world have the food they need during this challenging time. As part of this commitment, the Company is making a donation valued at $6.6 million to Feeding America®, the largest domestic hunger relief organization in the United States, to help support food banks located near Kraft Heinz offices and plants. The Feeding America donation consists of $1.9 million in cash and $4.7 million in products like Kraft Macaroni & Cheese.
As the COVID-19 situation evolves, Kraft Heinz leadership will continue to evaluate and adapt as needed to ensure the health and safety of its employees and support for our consumers.
Rescheduling Investor Day
The Company announced today that it is postponing its in-person Investor Day planned for early May to support safe, social-distancing initiatives and will reschedule it at an appropriate time and place – ideally in the second half of 2020 once travel and meeting restrictions are lifted.
At this event, senior leaders from the Company plan to share their long-term vision and priorities for the business in-person with analysts, investors and media, and unveil in more detail the new strategic plan and go-to market structure for the business that is currently being put into place.
“We have been developing a powerful new strategy, transforming our capabilities and making needed investments in the business for months,” Patricio explained. “Our strong execution in the face of this crisis reflects the exceptional progress our people have been making. We have also been looking forward to sharing our new vision and long-term growth framework in-person with investors and all our external stakeholders. But given the current, unprecedented COVID-19 challenge, we believe it is better for Kraft Heinz, our shareholders and our customers that we continue our single-minded focus on getting our products from our plants to stores and onto consumers’ tables.”
Business Impact and Q1 2020 Earnings
The Company's growth has accelerated in the wake of very strong consumer demand for its products and trusted brands, despite significant declines in Foodservice-related sales around the world. Net sales are now expected to increase approximately 3 percent and Organic Net Sales(1) are expected to increase approximately 6 percent. The difference between expected net sales and Organic Net Sales is primarily attributable to prior year divestitures and currency impacts. This compares to previous expectations for a low single-digit rate of decline in Organic Net Sales versus the prior year.
At the same time, the Company does not expect the full benefit from incremental sales in the quarter to flow through to net income/(loss) from continuing operations, Adjusted EBITDA(1), or earnings per share due to added expenses to meet this accelerated growth in addition to headwinds previously disclosed in its February earnings call.
The Company expects to release its first quarter 2020 financial results on Thursday, April 30, 2020, before the market opens. Kraft Heinz management will host a conference call at 8:30 a.m. Eastern Daylight Time that day to review and discuss its results, offer a brief preview of the topics that will be unveiled during our Investor Day, and conduct a question-and-answer session with analysts.
The earnings release and live audio webcast of Kraft Heinz’s earnings conference call can be accessed on April 30 at ir.kraftheinzcompany.com. A replay of the webcast will be available following the conference call through the same website.
End Notes
(1)Organic Net Sales and Adjusted EBITDA are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
ABOUT THE KRAFT HEINZ COMPANY
For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2019 net sales of approximately $25 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “continue,” “plan,” "believe," “see,” "anticipate," "reflect," "invest," "make," "expect," "deliver," “develop,” “adapt,” "drive," "evaluate," “focus,” “expand,” “leverage,” "grow," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 outbreak; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers, suppliers and other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to identify, complete or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures or other investments; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company’s ability to successfully execute its strategic initiatives; the impacts of the Company’s international operations; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company’s management team or other key personnel and the Company’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; impacts of natural events in the locations in which we or the Company’s customers, suppliers, distributors, or regulators operate; the Company’s ownership structure; the Company’s indebtedness and ability to pay such indebtedness, as well as its ability to comply with covenants under debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; an inability to remediate the material weaknesses in the Company’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; the Company’s failure to prepare and timely file its periodic reports; the restatement of certain of the Company’s previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues; the Company’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; a downgrade in the Company's credit rating; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information, the Company has presented Organic Net Sales and Adjusted EBITDA which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our underlying operations. Management believes that presenting our non-GAAP financial measures (i.e., Organic Net Sales and Adjusted EBITDA) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating our results. We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting our business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. We calculate the impact of currency on net sales by holding exchange rates constant at the previous year’s exchange rate, with the exception of highly inflationary subsidiaries, for which we calculate the previous year’s results using the current year’s exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, we exclude, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, and equity award compensation expense (excluding integration and restructuring expenses).

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